           HOUSEHOLD INTERNATIONAL REPORTS Q4 AND
                      FULL YEAR RESULTS

- Q4 Net Income Up 71 Percent To $349.9 Million Reflecting
  Strong Performance By US And UK Consumer Finance
  Businesses, Private Label And Auto Finance Units

- Q4 EPS Increases 73 Percent To $.71 From $.41,
  Inclusive Of Q497 Charge By Beneficial Corporation

- Q4 Cash Basis Operating EPS Up 61 Percent To $.79

- Q4 Return On Average Common Equity Reaches
  22.8 Percent; Return On Average Managed Assets Is
  1.90 Percent

- Company Completes Comprehensive Review Of US Bankcard
  Strategy; Affirms Commitment To GM Card And Union Privilege
  Programs; Refocuses Household Bank Brand

Prospect Heights, IL, January 20, 1999 -- Household
International (NYSE:HI) today announced that it achieved record net income and earnings per share for the fourth quarter ended December 31, 1998. Net income of $349.9 million was up 71 percent from $204.8 million recorded in Q497, and reported EPS of $.71 was up 73 percent from $.41 reported in Q497.

Cash basis operating EPS for Q498 was $.79, up 61 percent from $.49 in the comparable 1997 quarter. Return on average common equity for Q498 was 22.8 percent. Return on average managed assets for Q498 was 1.90 percent.

William F. Aldinger, Household's chairman and chief executive officer, said, "This year was highlighted by the successful acquisition of Beneficial Corporation, as well as strong performances by our US and UK consumer finance businesses and by our private label credit card and auto finance units. We also made significant progress in refocusing our US Mastercard/Visa business including our Household Bank branded portfolio. Fourth quarter results will provide good momentum for a successful 1999."

Noting that Household has determined to focus on fewer, stronger Mastercard/Visa programs -- a decision that led to the sale of $500 million of credit card receivables in Q398 and an additional $1.4 billion of receivables in Q498 --
Aldinger continued, "We remain committed to our two major credit card partnerships, the GM Card and the Union
Privilege program with the AFL/CIO labor federation.
Household looks forward to continuing to refine these programs with its partners in 1999 to provide greater customer value and profitable growth."

Household said that its previously announced review of its US bankcard strategy had also led to the decision to refocus its Household Bank branded portfolio to target Household's areas of traditional strength -- customers and prospects of Household's core consumer finance business, as well as other, well-defined market segments offering higher potential returns. To facilitate this effort, the company has entered into an alliance with Renaissance Holdings, a privately held issuer of secured and unsecured credit cards to non-prime consumers.

Said Aldinger, "We are very excited about the potential of the Renaissance Holdings alliance as we believe we can leverage their proven capabilities with the extensive distribution of Household's Mastercard/Visa, consumer finance, private label and auto finance businesses."

Fourth Quarter Results
----------------------
Receivables of the company's core consumer finance businesses, other than bankcard, grew 12 percent from a year ago and three percent sequentially. In total, Household's managed portfolio of core receivables rose four percent from the level of a year ago, and was down slightly from the third quarter due to the sale of $1.4 billion of Mastercard/Visa receivables. This amount includes
$1.2 billion sold to Fleet Financial Group and $200 million sold to others from former telephone co-branded card programs. These sales resulted in premiums of approximately $144 million. The company wrote off related securitization and intangible assets against this gain. The net amount resulted in a loss of one cent per share.

The company's managed net interest margin widened to
8.03 percent, up from 7.92 percent in the prior quarter and
7.80 percent a year ago. The sequential quarter and year-over-year improvement resulted from higher yields on unsecured products and lower funding costs, partially offset by the effect of a shift in mix toward secured products.

Compared to the fourth quarter a year ago, operating expenses were down 23 percent, reflecting in part, cost savings achieved through the integration of Beneficial. On a sequential quarter basis, total operating expenses dropped 5 percent, with all expense categories contributing to the decline. The company's normalized managed efficiency ratio for the fourth quarter was 34 percent, compared with the year-ago level of 40 percent.

At December 31, the managed delinquency ratio (60+ days) was
4.90 percent, a decline from 4.96 percent at September 30 and up from 4.64 percent a year ago. The annualized managed net chargeoff ratio for the fourth quarter was 4.39 percent, compared with 4.33 percent in the prior quarter. The managed net chargeoff ratio was 3.94 percent in the year-ago quarter. Excluding the effect of lower Mastercard/Visa receivables, the delinquency ratio at December 31 was
4.79 percent and the fourth quarter chargeoff ratio equaled
4.32 percent.

The ratio of reserves-to-managed receivables was
3.99 percent at December 31, compared with 4.16 percent at the end of the third quarter and 3.99 percent a year ago.
The decline in the ratio reflects the sale of credit card receivables and the growing percentage of secured loans in the company's portfolio. Total reserves-to-total nonperforming loans were 110 percent, compared with 116 percent a year ago.

Full-year operating earnings per share were $2.30, up
19 percent, and operating net income rose 23 percent to $1.16 billion. For the year, the company's return on managed assets improved to 1.60 percent from 1.38 percent in 1997.

The company's reported earnings per share for the full year, including the impact of non-recurring items, was $1.03, compared with $1.93 for 1997. Reported net income for the full year 1998 was $524.1 million, versus $940.3 million in 1997. The 1998 amounts include an after-tax gain of $118.5 million on the sale of Beneficial Corporation's Canadian operations, recorded in the first quarter, and an after-tax charge of $751 million, recorded in the second quarter, related to the merger and integration of Beneficial.

Household International, through its subsidiaries, is a leading provider of consumer finance, credit card, non-prime auto finance and credit insurance products in the United States, Canada and the United Kingdom. In the United States, Household operates under the two oldest and most widely recognized names in consumer finance -- HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general purpose credit cards, including the GM Card and the AFL-CIO's Union Privilege card.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's
Report on Form 10-Q for the quarter ended September 30, 1998.


CONTACT:
Craig A. Streem, Vice President -- Investor Relations, 847-564-6053, or Celeste M. Murphy, Director -- Investor Relations, 847-564-7568, both of Household International

Quarterly Financial Supplement

December 31, 1998 - Quarterly Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                   Three Months Ended           % Change from Prior
                                                             ------------------------------     -------------------
($ millions)                                                 12/31/98    9/30/98   12/31/97           Qtr.     Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>    $1,872.4   $1,808.3   $1,831.8           3.5%      2.2%
Managed-basis provision for credit losses <F1>                  716.7      661.5      737.7           8.3      (2.8)
Operating expenses <F2>                                         631.2      662.2      824.2          (4.7)    (23.4)
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                                      524.5      484.6      269.9           8.2      94.3
Income taxes                                                    174.6      166.6       65.1           4.8       100+
-------------------------------------------------------------------------------------------------------------------
Net Income                                                   $  349.9   $  318.0   $  204.8          10.0%     70.8%
===================================================================================================================

Common Stock Data <F3>
-------------------------------------------------------------------------------------------------------------------
Basic earnings per common share                              $   0.72   $   0.64   $   0.41          12.5%     75.6%
Diluted earnings per common share                                0.71       0.63       0.41          12.7      73.2
-------------------------------------------------------------------------------------------------------------------
Average common shares (millions)                                482.9      490.3      483.8          (1.5)     (0.2)
Average common and equivalent shares (millions)                 489.0      498.3      493.2          (1.9)     (0.9)
-------------------------------------------------------------------------------------------------------------------
Common stock price
     High                                                    $  40.50   $  53.69   $  43.20             -         -
     Low                                                        23.00      35.25      36.13             -         -
     Period end                                                 39.63      37.50      42.55           5.7      (6.9)
-------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                          $   0.15   $   0.15   $   0.14             -       7.1
Book value per common share                                     12.88      12.32      12.81           4.5       0.5
===================================================================================================================

Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    22.8%      20.5%      13.1%         11.2%     74.0%
Return on average owned assets                                   2.64       2.53       1.73           4.3      52.6
Return on average managed assets                                 1.90       1.76       1.16           8.0      63.8
Managed efficiency ratio, normalized                             33.9       36.9       40.4          (8.1)    (16.1)
Managed net interest margin                                      8.03       7.92       7.80           1.4       2.9
Total shareholders' equity as a percent of managed assets        9.31       8.99       9.28           3.6       0.3
Tangible equity to tangible managed assets                       7.11       6.59       6.92           7.9       2.7
===================================================================================================================

Twelve Months Highlights
-----------------------------------------------------------------------------------------------
Summary Managed Income Statement                               Twelve Months Ended
                                                              --------------------
($ millions)                                                  12/31/98    12/31/97     % Change
-----------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>     $7,151.6    $6,907.9          3.5%
Gain on sale of Beneficial Canada                                189.4           -            -
Managed-basis provision for credit losses <F1>                 2,716.0     2,620.6          3.6
Operating expenses                                             2,672.3     2,884.8         (7.4)
Merger and integration related costs                           1,000.0           -            -
-----------------------------------------------------------------------------------------------
Income before income taxes                                       952.7     1,402.5            -
Income taxes                                                     428.6       462.2            -
-----------------------------------------------------------------------------------------------
Net Income                                                    $  524.1    $  940.3            -
===============================================================================================
Income before merger charge and Beneficial Canada gain        $1,156.6    $  940.3         23.0%
===============================================================================================

Common Stock Data <F3>
-----------------------------------------------------------------------------------------------
Basic earnings per common share                               $   1.04    $   1.97            -
Diluted earnings per common share                                 1.03        1.93            -
Diluted earnings per common share before merger
  charge and Beneficial Canada gain                               2.30        1.93         19.2%
-----------------------------------------------------------------------------------------------
Average common shares (millions)                                 487.2       470.2          3.6
Average common and equivalent shares (millions)                  496.4        479.1         3.6
-----------------------------------------------------------------------------------------------
Common stock price
     High                                                     $  53.69    $  43.33            -
     Low                                                         23.00       26.21            -
Dividends declared per common share                               0.60        0.54         11.1
===============================================================================================

Key Ratios
-----------------------------------------------------------------------------------------------
Return on average common shareholders' equity <F4>                18.2%       17.3%         5.2%
Return on average owned assets <F4>                               2.29        2.03         12.8
Return on average managed assets <F4>                             1.60        1.38         15.9
Managed efficiency ratio, normalized                              37.6        41.0         (8.3)
Managed net interest margin, normalized                           7.86        7.74          1.6
===============================================================================================

<F1> To aid analysis, net interest margin and other revenues and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio.  Policyholders' benefits have been netted against other revenues.
<F2> Operating expenses, excluding Beneficial's $90 million of nonrecurring expenses in the fourth quarter of 1997, were 14 percent lower than a year ago.
<F3> All share information has been adjusted for the 3-for-1 common stock split effected in the form of a stock dividend and paid on June 1, 1998.
<F4> Excludes merger and integration related costs incurred in the second quarter of 1998 and the gain on sale of Beneficial Canada recorded in the first quarter of 1998.

Consolidated Statements of Income - Owned Basis

Three Months
-----------------------------------------------------------------------------------
                                                                           % Change
                                        Three Months Ended               from Prior
                                   ----------------------------      --------------
($ millions)                       12/31/98   9/30/98  12/31/97      Qtr.      Year
-----------------------------------------------------------------------------------
Finance income                     $1,492.2  $1,425.8  $1,304.7       4.7%     14.4%
Other interest income                  15.5      15.2      10.3       2.0      50.5
Interest expense                      659.9     628.1     598.9       5.1      10.2
-----------------------------------------------------------------------------------
Net interest margin                   847.8     812.9     716.1       4.3      18.4
Provision for credit losses
  on owned receivables                377.5     358.4     387.0       5.3      (2.5)
-----------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses         470.3     454.5     329.1       3.5      42.9
-----------------------------------------------------------------------------------
Securitization income                 365.3     370.1     401.1      (1.3)     (8.9)
Insurance revenues                    126.3     129.2     121.7      (2.2)      3.8
Investment income                      40.3      42.5      44.1      (5.2)     (8.6)
Fee income                            155.6     151.8     197.6       2.5     (21.3)
Other income                           60.1      55.8      59.6       7.7       0.8
-----------------------------------------------------------------------------------
Total other revenues                  747.6     749.4     824.1      (0.2)     (9.3)
-----------------------------------------------------------------------------------
Salaries and fringe benefits          268.0     280.1     290.4      (4.3)     (7.7)
Occupancy and equipment expense        68.5      73.0      82.0      (6.2)    (16.5)
Other marketing expenses               99.5     101.7      123.9     (2.2)    (19.7)
Other servicing and
  administrative expenses             156.9     162.3     285.8      (3.3)    (45.1)
Amortization of acquired
  intangibles and goodwill             38.3      45.1      42.1     (15.1)     (9.0)
Policyholders' benefits                62.2      57.1      59.1       8.9       5.2
-----------------------------------------------------------------------------------
Total costs and expenses              693.4     719.3     883.3      (3.6)    (21.5)
-----------------------------------------------------------------------------------
Income before income taxes            524.5     484.6     269.9       8.2      94.3
Income taxes                          174.6     166.6      65.1       4.8       100+
-----------------------------------------------------------------------------------
Net Income                            349.9     318.0     204.8      10.0      70.8
-----------------------------------------------------------------------------------
Preferred dividends                    (2.6)     (4.1)     (4.1)    (36.6)   (36.6)
-----------------------------------------------------------------------------------
Earnings available to common
  shareholders                     $  347.3  $  313.9  $  200.7      10.6%     73.0%
===================================================================================
Effective tax rate                     33.3%     34.4%     24.1%     (3.2)%    38.2%
-----------------------------------------------------------------------------------

Twelve Months
------------------------------------------------------------------------
                                         Twelve Months Ended
                                        --------------------
($ millions)                            12/31/98    12/31/97    % Change
------------------------------------------------------------------------
Finance income                          $5,604.2    $5,131.0         9.2%
Other interest income                       57.1        49.8        14.7
Interest expense                         2,517.0     2,358.4         6.7
------------------------------------------------------------------------
Net interest margin                      3,144.3    2,822.4         11.4
Provision for credit losses
  on owned receivables                   1,516.8    1,493.0          1.6
------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            1,627.5    1,329.4         22.4
------------------------------------------------------------------------
Securitization income                    1,548.9    1,638.4         (5.5)
Insurance revenues                         492.8      454.2          8.5
Investment income                          161.2      173.1         (6.9)
Fee income                                 599.7      592.4          1.2
Other income                               243.7      355.7        (31.5)
------------------------------------------------------------------------
Total other revenues                     3,046.3    3,213.8         (5.2)
------------------------------------------------------------------------
Gain on sale of Beneficial Canada          189.4          -            -
------------------------------------------------------------------------
Salaries and fringe benefits             1,127.5    1,085.3          3.9
Occupancy and equipment expense            309.1      327.4         (5.6)
Other marketing expenses                   403.2      449.6        (10.3)
Other servicing and
  administrative expenses                  661.9      864.1        (23.4)
Amortization of acquired
  intangibles and goodwill                 170.6      158.4          7.7
Policyholders' benefits                    238.2      255.9         (6.9)
------------------------------------------------------------------------
Costs and expenses before merger charge  2,910.5    3,140.7          7.3
Merger and integration related costs     1,000.0          -            -
------------------------------------------------------------------------
Total costs and expenses                 3,910.5    3,140.7            -
------------------------------------------------------------------------
Income before income taxes                 952.7    1,402.5            -
Income taxes                               428.6      462.2            -
------------------------------------------------------------------------
Net Income                                 524.1      940.3            -
------------------------------------------------------------------------
Preferred dividends                        (15.0)     (17.0)       (11.8)
------------------------------------------------------------------------
Earnings available to common
  shareholders                          $  509.1   $  923.3            -
========================================================================
Income before merger charge and
  Beneficial Canada gain                $1,156.6   $  940.3         23.0%
========================================================================
Effective tax rate before merger
  charge and Beneficial Canada gain         34.4%      33.0%         4.2%
========================================================================

Balance Sheet Data
------------------------------------------------------------------------------------
($ millions)                                      12/31/98      9/30/98     12/31/97
------------------------------------------------------------------------------------
Owned assets                                     $52,892.7    $51,452.2    $46,817.0
Managed assets                                    72,594.5     73,258.3     71,295.5
Managed receivables                               63,907.7      64,086.9     63,160.5
Debt                                              42,461.5     40,450.0     36,746.5
Trust originated preferred securities                375.0        375.0        175.0
Preferred stock                                      164.4        264.5        264.5
Common shareholders' equity                        6,221.4      5,945.5      6,174.0
====================================================================================
/TABLE

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity and capital management for the company. The company continues to service the securitized receivables after such receivables are sold, and retains a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of income. Net interest margin, non-interest income such as interchange fee income and provision for credit losses related to receivables sold are reported net in securitization income.

Three Months
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               % Change
                                                        Three months ended                                   from Prior
                                      -----------------------------------------------------------------    ------------
($ millions)                          12/31/98     <F1>        9/30/98     <F1>      12/31/97     <F1>     Qtr.    Year
-----------------------------------------------------------------------------------------------------------------------
Finance income and other
  interest income                    $ 2,285.5    13.94%     $ 2,254.9    13.91%    $ 2,187.9    13.90%    1.4 %    4.5 %
Interest expense                         968.1     5.91          971.4     5.99         959.4     6.10    (0.3)     0.9
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                    1,317.4     8.03%       1,283.5     7.92%      1,228.5     7.80%    2.6      7.2
Provision for credit losses              716.7                   661.5                  737.7              8.3     (2.8)
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            600.7                   622.0                  490.8             (3.4)    22.4
-----------------------------------------------------------------------------------------------------------------------
Insurance revenues                       126.3                   129.2                  121.7             (2.2)     3.8
Investment income                         40.3                    42.5                   44.1             (5.2)    (8.6)
Fee income                               390.5                   354.4                  437.0             10.2    (10.6)
Other income                              60.1                    55.8                   59.6              7.7      0.8
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                     617.2                   581.9                  662.4              6.1     (6.8)
Operating expenses and policyholders'
  benefits                               693.4                   719.3                  883.3             (3.6)   (21.5)
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes               524.5                   484.6                  269.9              8.2     94.3
Income taxes                             174.6                   166.6                   65.1              4.8      100+
-----------------------------------------------------------------------------------------------------------------------
Net income                           $   349.9               $   318.0              $   204.8             10.0 %   70.8 %
=======================================================================================================================
Average managed receivables:
     Home equity                     $22,080.5               $21,203.3              $19,276.7              4.1 %   14.5 %
     Auto finance                      1,628.3                 1,368.2                  697.0             19.0      100+
     MasterCard/Visa <F2>             17,787.5                18,918.6               18,442.7             (6.0)    (3.6)
     Private label                     9,980.6                 9,334.5                9,878.0              6.9      1.0
     Other unsecured                  11,895.1                11,778.8               11,199.5              1.0      6.2
-----------------------------------------------------------------------------------------------------------------------
     Core products                    63,372.0                62,603.4               59,493.9              1.2      6.5
-----------------------------------------------------------------------------------------------------------------------
     First mortgage                      176.0                   294.8                  440.5            (40.3)   (60.0)
     Commercial                          746.8                   755.2                  919.2             (1.1)   (18.8)
     Discontinued products <F3>              -                       -                1,679.9                -        -
-----------------------------------------------------------------------------------------------------------------------
     Total                            64,294.8                63,653.4               62,533.5              1.0      2.8
Average noninsurance investments         995.9                   867.5                  436.8             14.8      100+
Other interest-earning assets            313.4                   309.7                      -              1.2        -
-----------------------------------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $65,604.1               $64,830.6              $62,970.3              1.2 %    4.2 %
=======================================================================================================================

Twelve Months
---------------------------------------------------------------------------------------------
                                                Twelve Months Ended
                                      -----------------------------------------
($ millions)                          12/31/98    <F1>       12/31/97    <F1>        % Change
---------------------------------------------------------------------------------------------
Finance income and other
  interest income                    $ 8,975.4    13.85%     $ 8,412.5    13.77%          6.7 %
Interest expense                       3,881.3     5.99        3,692.2     6.04           5.1
---------------------------------------------------------------------------------------------
Net interest margin                    5,094.1     7.86%       4,720.3     7.74%          7.9
Provision for credit losses            2,716.0                 2,620.6                    3.6
---------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses          2,378.1                 2,099.7                   13.3
---------------------------------------------------------------------------------------------
Insurance revenues                       492.8                   454.2                    8.5
Investment income                        161.2                   173.1                   (6.9)
Fee income                             1,398.0                 1,460.5                   (4.3)
Other income                             243.7                   355.7                  (31.5)
---------------------------------------------------------------------------------------------
Total other revenues                   2,295.7                 2,443.5                   (6.0)
Gain on sale of Beneficial Canada        189.4                       -                      -
Operating expenses and policyholders'
  benefits                             2,910.5                 3,140.7                   (7.3)
Merger and integration related costs   1,000.0                       -                      -
---------------------------------------------------------------------------------------------
Income before income taxes               952.7                 1,402.5                      -
Income taxes                             428.6                   462.2                      -
---------------------------------------------------------------------------------------------
Net income                           $   524.1               $   940.3                      -
=============================================================================================
Income before merger charge and
  Beneficial Canada gain             $ 1,156.6               $   940.3                   23.0 %
=============================================================================================
Average managed receivables:
     Home equity                     $20,878.1               $17,678.4                   18.1 %
     Auto finance                      1,260.2                   282.6                    100+
     MasterCard/Visa <F2>             18,742.2                18,506.2                    1.3
     Private label                     9,621.2                 9,837.7                   (2.2)
     Other unsecured                  11,847.8                10,785.7                    9.8
---------------------------------------------------------------------------------------------
     Core products                    62,349.5                57,090.6                    9.2
---------------------------------------------------------------------------------------------
     First mortgage                      296.7                   565.8                  (47.6)
     Commercial                          783.4                   970.2                  (19.3)
     Discontinued products <F3>          247.5                 1,820.6                  (86.4)
---------------------------------------------------------------------------------------------
     Total                            63,677.1                60,447.2                    5.3
Average noninsurance investments         803.7                   661.4                   21.5
Other interest-earning assets            302.6                       -                      -
---------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $64,783.4               $61,108.6                    6.0%
==============================================================================================

<F1>  % Columns: comparison to average managed interest-earning assets, annualized.
<F2>  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.
<F3>  Discontinued products include receivables relating to Beneficial's disposed Canadian and German operations of $1,112.4, $247.5 and $1,089.0 million in the three months ended December 1997 and twelve months ended December 1998 and December 1997, respectively, and Household's portfolio of student loans of $567.5 and $731.6 million for the three and twelve months ended December 1997, respectively.

Receivables Analysis

Managed Portfolio
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    % Change from Prior
                                                                                                    -------------------
($ millions)                                                12/31/98       9/30/98      12/31/97        Qtr.       Year
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                $22,330.1     $21,812.2     $19,492.8         2.4 %     14.6 %
Auto finance                                                 1,765.3       1,501.3         883.4        17.6       99.8
MasterCard/Visa                                             16,610.8      18,094.8      19,211.7        (8.2)     (13.5)
Private label                                               10,377.5       9,841.7       9,997.2         5.4        3.8
Other unsecured                                             11,970.6      11,878.9      11,210.2         0.8        6.8
-----------------------------------------------------------------------------------------------------------------------
Core products <F1>                                          63,054.3      63,128.9      60,795.3        (0.1)       3.7
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                 156.3         196.0         396.6       (20.3)     (60.6)
Commercial                                                     697.1         762.0         882.6        (8.5)     (21.0)
Discontinued products <F2>                                         -             -       1,086.0           -          -
-----------------------------------------------------------------------------------------------------------------------
Managed portfolio                                          $63,907.7     $64,086.9     $63,160.5        (0.3)%      1.2%
=======================================================================================================================

Receivables (% of Managed Portfolio)
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                     34.9%         34.0%         30.9%
Auto finance                                                     2.8           2.3           1.4
MasterCard/Visa                                                 26.0          28.2          30.4
Private label                                                   16.2          15.4          15.8
Other unsecured                                                 18.8          18.6          17.8
-----------------------------------------------------------------------------------------------------------------------
Core products                                                   98.7          98.5          96.3
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                   0.2           0.3           0.6
Commercial                                                       1.1           1.2           1.4
Discontinued products <F2>                                         -             -           1.7
-----------------------------------------------------------------------------------------------------------------------
Total                                                          100.0%        100.0%        100.0%
=======================================================================================================================

Receivables ($ millions)
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                             $   156.3     $   196.0     $   396.6       (20.3)%    (60.6)%
Home equity                                                 18,692.7      17,697.6      13,786.2         5.6       35.6
Auto finance                                                   805.0         601.0         487.5        33.9       65.1
MasterCard/Visa                                              7,180.2       6,620.7       6,874.7         8.5        4.4
Private label                                                9,566.0       8,972.1       9,356.9         6.6        2.2
Other unsecured                                              7,108.6       7,431.4       6,823.1        (4.3)       4.2
Commercial                                                     697.1         762.0         957.0        (8.5)     (27.2)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables                                     44,205.9      42,280.8      38,682.0         4.6       14.3
-----------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                        642.5         572.9         536.7        12.1       19.7
Credit loss reserve for owned receivables                   (1,734.2)     (1,786.2)     (1,642.1)       (2.9)       5.6
Unearned credit insurance premiums and claims reserves        (505.1)       (462.3)       (452.3)        9.3       11.7
Amounts due and deferred from receivables sales              2,152.9       2,243.9       2,094.2        (4.1)       2.8
Reserve for receivables serviced with limited recourse        (813.9)       (876.7)       (880.9)       (7.2)      (7.6)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                43,948.1      41,972.4      38,337.6         4.7       14.6
-----------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
  Home equity                                                3,637.4       4,114.6       6,038.6        (11.6)    (39.8)
  Auto finance                                                 960.3         900.3         395.9          6.7       100+
  MasterCard/Visa                                            9,430.6      11,474.1      12,337.0        (17.8)    (23.6)
  Private label                                                811.5         869.6       1,025.0         (6.7)    (20.8)
  Other unsecured                                            4,862.0       4,447.5       4,682.0          9.3       3.8
-----------------------------------------------------------------------------------------------------------------------
  Total receivables serviced with limited recourse          19,701.8      21,806.1      24,478.5         (9.7)    (19.5)
-----------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                             $63,649.9     $63,778.5     $62,816.1         (0.2)%     1.3%
=======================================================================================================================

<F1> Core products growth excluding MasterCard/Visa is 3.1 percent from the prior quarter and 11.7 percent from the prior year.
<F2> Discontinued products at December 31, 1997 included receivables relating to Beneficial's disposed Canadian and
     German operations.

/TABLE

Credit Quality/Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
-----------------------------------------------------------------------------------------------------------------
As a percent of managed consumer receivables,
excludes commercial.                                     12/31/98              9/30/98             12/31/97
-----------------------------------------------------------------------------------------------------------------
First mortgage                                              14.90 %              11.80 %              10.35 %
Home equity                                                  3.67                 3.73                 3.69
Auto finance                                                 2.29                 2.05                 2.09
MasterCard/Visa                                              3.75                 3.73                 3.10
Private label                                                6.20                 6.55                 5.81
Other unsecured                                              7.94                 8.03                 7.81
-----------------------------------------------------------------------------------------------------------------
Total                                                        4.90 %               4.96 %               4.64 %
=================================================================================================================

Quarter-to-Date Chargeoffs, Net of Recoveries
-----------------------------------------------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
-----------------------------------------------------------------------------------------------------------------
First mortgage                                               1.04 %              (0.32)%               1.29 %
Home equity                                                  0.68                 0.72                 0.62
Auto finance                                                 5.63                 4.89                 5.31
MasterCard/Visa                                              6.61                 5.96                 5.56
Private label                                                5.47                 5.33                 5.19
Other unsecured                                              6.94                 7.50                 5.85
-----------------------------------------------------------------------------------------------------------------
Total                                                        4.39 %               4.33 %               3.94 %
=================================================================================================================

Nonperforming Assets
-----------------------------------------------------------------------------------------------------------------
($ millions)
-----------------------------------------------------------------------------------------------------------------
Nonaccrual managed receivables                           $1,439.2             $1,476.4             $1,364.9
Accruing managed receivables 90 or more days delinquent     874.6                832.0                807.8
Renegotiated commercial loans                                12.3                 12.3                 12.4
-----------------------------------------------------------------------------------------------------------------
Total nonperforming managed receivables                   2,326.1              2,320.7              2,185.1
Real estate owned                                           253.9                232.2                212.8
-----------------------------------------------------------------------------------------------------------------
Total nonperforming assets                               $2,580.0             $2,552.9             $2,397.9
=================================================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables                      109.5 %              114.7 %              115.5 %
-----------------------------------------------------------------------------------------------------------------

Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
($ millions)                                             12/31/98              9/30/98             12/31/97
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter   $1,786.2             $1,757.2             $1,587.9
Provision for credit losses                                 377.5                358.4                387.0
Chargeoffs, net of recoveries                              (415.4)              (388.4)              (335.6)
Portfolio acquisitions, net                                 (14.1)                59.0                  2.8
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter          1,734.2              1,786.2              1,642.1
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            876.7                862.9                766.9
Provision for credit losses                                 339.2                303.1                350.7
Chargeoffs, net of recoveries                              (282.7)              (292.3)              (278.9)
Other, net                                                 (119.3)                 3.0                 42.2
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                  813.9                876.7                880.9
-----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter             $2,548.1             $2,662.9             $2,523.0
=================================================================================================================
Credit loss reserves
     Owned                                               $1,734.2  3.92%<F1>  $1,786.2  4.22%<F1>  $1,642.1  4/25%<F1>
     Serviced with limited recourse                         813.9  4.13          876.7  4.02          880.9  3.60
-----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                       $2,548.1  3.99%      $2,662.9  4.16%      $2,523.0  3.99%
=================================================================================================================

<F1> % Columns:  comparisons to appropriate receivables.